Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Monarch Financial Holdings, Inc. and Subsidiary of our report dated March 28, 2012, relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Form 10-K/A, for the year ended December 31, 2011.

We also consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” in such Form 10-K/A.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

April 27, 2012